                                                                     Exhibit (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R
CUSIP                                                            $

                           MERRILL LYNCH & CO., INC.
                                Japan Index/SM/
                  Equity Participation Securities with Minimum
                     Return Protection due January 31, 2000


     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of
DOLLARS ($           ) (the "Principal Amount") plus the Supplemental Redemption
Amount as defined below, on January 31, 2000 (the "Stated Maturity").

     Payment of the Principal Amount and the Supplemental Redemption Amount and any interest on any overdue amount thereof with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Note is one of the series of Japan Index/SM/ Equity Participation Securities with Minimum Return Protection due January 31, 2000 (the "Notes").


/SM/ "Japan Index" is a service mark of the The American Stock Exchange.

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this Note equals:

Principal Amount X (Final Average Value - Initial Value) X 115%
                    -----------------------------------
                   (              Initial Value        )

provided, however, that the Supplemental Redemption Amount shall not be less than the Minimum Supplemental Redemption Amount of $150 per $1,000 principal amount of the Notes. The "Initial Value" equals 195.46; provided, however, that a new Initial Value shall be calculated as described herein if a New Japan Index (as defined herein) is substituted for the Japan Index. The Index (defined below) for purposes of calculating the Supplemental Redemption Amount shall initially be the Japan Index, calculated, published and disseminated by the American Stock Exchange (the "AMEX"). The Japan Index (or, if a New Japan Index is substituted for the Japan Index, the New Japan Index) is referred to herein as the "Index".

     The "Final Average Value" shall be determined by State Street Bank and Trust Company (herein referred to as the "Calculation Agent", which term includes any successor thereto), and shall equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1998, 1999 and 2000. The Yearly Value for any year shall be calculated during the "Calculation Period" for such year which shall be from and including January 22 in 1998, January 21 in 1999 and January 20 in 2000 to and including the fifth scheduled Business Day after each such date. The "Yearly Value" for each year shall equal the arithmetic average (mean) of the closing values of the Index on the first Business Day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If a Market Disruption Event occurs on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption

Event shall have occurred on such day. A Yearly Value may be restated as specified herein if the Substitution Event (as defined herein) occurs after the determination of such Yearly Value.

     For purposes of determining the Final Average Value, a "Business Day" is a day on which the Relevant Stock Exchange is open for trading. "Relevant Stock Exchange" means the AMEX or, if a New Japan Index has been substituted for the Japan Index, the U.S. Stock Exchange that publishes such New Japan Index. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENT

     If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means the occurrence or existence of either of the following events on a Business Day during a Calculation Period, as determined by the Calculation Agent:

     (i) a suspension or absence of trading on the Tokyo Stock Exchange (the "TSE") of 20% or more of the underlying stocks which then comprise the Index or a Successor Index (as defined herein) during the one-half hour period preceding the close of trading on the TSE; or

     (ii) the suspension or material limitation on the Singapore International Monetary Exchange Ltd. (the "SIMEX"), Osaka Securities Exchange (the "OSE") or the Relevant Stock Exchange or any other major securities market of trading in futures or options contracts related to the Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the Relevant Stock Exchange or other major securities market by reason of (x) a price change exceeding limits set by the Relevant Stock Exchange or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the SIMEX, OSE, the Relevant Stock Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the SIMEX, OSE, the Relevant Stock Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.


SUBSTITUTION OF THE INDEX

     In the event that conditions described below are fulfilled (the occurrence of all such conditions being referred to herein as a "Substitution Event"), a New Japan Index shall be substituted for the Japan Index.

     From and after such time, the Index used to determine the Supplemental Redemption Amount with respect to the Notes shall be such New Japan Index. Upon the substitution of the New Japan Index for the Japan Index, the Company shall cause notice thereof to be given to the Holders of the Notes. Such notice shall also state that, for purposes of calculating the Supplemental Redemption Amount, an adjusted Initial Value shall be substituted for the original Initial Value. Such adjusted Initial Value shall be calculated as follows:

Initial Value of Japan Index   X current value of New Japan Index
- ----------------------------
current value of Japan Index

where the current values of the Japan Index and of the New Japan Index will equal their respective levels reported by the relevant exchange at the close of business on the day that the Calculation Agent substitutes the New Japan Index for the Japan Index. If the Substitution Event occurs after the determination of a Yearly Value, any such Yearly Value shall be restated in terms of the New Japan Index pursuant to the following formula:

Yearly Value prior to restatement   X   adjusted Initial Value
- ---------------------------------
     original Initial Value

The Supplemental Redemption Amount shall then be calculated using such restated Yearly Value.

     A "Substitution Event" will have occurred if, as determined by the Calculation Agent (whose opinion shall be conclusive and binding on the Company and on the Holders of the Notes), the following conditions are fulfilled:

     (a) Futures contracts on the Nikkei 300 Index, which index is calculated, published and disseminated by Nihon Keizai Shimbun, Inc. referred to as the Nikkei 300 Index (the "Nikkei 300 Index") shall be introduced and publicly traded on an exchange in Japan (any such Futures contract being referred to herein as a "Nikkei 300 Futures Contract"); and

     (b) The AMEX or another United States securities exchange publishes (on a basis not less regularly than each day on which such exchange and the TSE are open for trading) an index (the "New Japan Index") which:

               (i) for a period of 90 days immediately preceding the date of the Substitution Event has a correlation based on daily, closing value to closing value, percentage changes of not less than 90% with the Nikkei 300 Index; and

               (ii) an option, warrant or other security which has payments determined by reference to the New Japan Index has been approved to be listed on a national securities exchange by the Securities and Exchange Commission; and

     (c)  Either of the following has occurred:

               (i) the Nikkei 225 Index published by Nihon Keizai Shimbun, Inc. (the "Nikkei 225 Index") is no longer published and/or the futures contracts on such index (the "Nikkei 225 Futures Contracts") have been delisted from trading on the OSE; or

               (ii) the Nikkei 300 Futures Contracts publicly traded on exchanges in Japan have (A) greater average daily volume and (B) greater average daily open interest than the Nikkei 225 Futures Contracts which trade on the OSE, each for any three-month period prior to the date of the Substitution Event, commencing on a futures expiration date on the OSE and ending on the following futures expiration date; and

     (d) To the extent required, the Company shall have obtained any license necessary to use the New Japan Index as described herein. The Company agrees to use its reasonable efforts to obtain any such license.

Notwithstanding the above, unless the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures Contracts shall have been delisted from trading on the OSE, a Substitution Event shall not be deemed to have occurred on any of the 180 days next preceding the maturity date of the Notes.

DISCONTINUANCE OF THE INDEX

     If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent shall substitute the Successor Index as calculated by the AMEX or such other entity for the Japan Index or the New Japan Index, as the case may be, and calculate the Final Average Value as described in the second paragraph of the section entitled "Supplemental Redemption Amount" above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to the Holders of the Notes.

     If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and
(ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as if such day were a Calculation Date. The Calculation Agent shall cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made by telephone.

GENERAL

     This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

     The Notes are not subject to redemption by the Company or at the option of the Holder prior to Stated Maturity.

     Upon the occurrence of an Event of Default with respect to the Notes, Holders of the Notes may accelerate the maturity of the Notes as follows: the amount payable to a Holder of this Security upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount thereof, will be equal to: (i) $1,000, plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Notes so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Notes, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Notes for prior years when the Notes shall have been outstanding, the average (mean) of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.33%, calculated on a semi-annual bond equivalent basis.

     In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holder thereof, at the rate of 5.5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for. Interest on any overdue Principal Amount or Supplemental Redemption Amount, as the case may be, shall be payable on demand.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount with respect to this Note and any interest on the overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:


CERTIFICATE OF AUTHENTICATION                          MERRILL LYNCH & CO., INC.
This is one of the Securities of     [Copy of Seal]
the series designated therein
referred to in the within-mentioned
Indenture.

CHEMICAL BANK, as Trustee                              By:
                                                                Treasurer


By:                                                    Attest:
    Authorized Officer                                          Secretary